Exhibit 2.0


                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of October 15, 2007, by and among RPS GROUP, INC., a Florida corporation ("Parent"), THE OZONE MAN, INC., a Nevada corporation ("Company"), HAROLD PAUL ("Paul"), and DAVID LINDNER ("Lindner"), individually and as Controlling Shareholders ("Controlling Shareholders") of the Parent.

     WHEREAS, the Controlling Shareholders are the holders of 10,550,000 shares of Parent's common stock, $.01 par value (the "Controlling Shares"), representing approximately 71% of Parent's Common Stock ("Parent Common Stock");

     WHEREAS, the respective Boards of Directors of Parent and Company have determined that an acquisition of the Company ("Acquisition") upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such Acquisition, pursuant to which (i) Parent shall cause a 1:20 reverse stock split of its common stock resulting in 738,494 shares of Parent Common Stock outstanding ("Reverse Stock Split"), (ii) Parent shall issue an additional 44,250,000 shares of Parent Common Stock in exchange for all of the issued and outstanding shares of common stock of the Company (the "Exchange Stock"), along with assigning the Note as provided for in Paragraph 3.6 and
(iii) cash consideration of $50,000 shall be paid to Paul by the Company (the "Cash Consideration") as provided for in Paragraph 9.3.

     WHEREAS, as a result of the foregoing, immediately after the Acquisition, the shareholders of the Company shall own 98.64% of the issued and outstanding total shares of Parent's Common Stock on a fully diluted basis, and the stockholders of the Parent (including the Controlling Shareholder) shall own 1.36% of the Parent Common Stock;

     WHEREAS, the parties hereto intend and accordingly designate the Acquisition so that the Acquisition shall qualify as a reorganization for federal income tax purposes under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:



                                   ARTICLE I

                                THE ACQUISITION

     1.1 The Acquisition. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Law, the Company shall be acquired by the Parent. As a result of the Acquisition, Company shall be a wholly owned subsidiary of the Parent.

     1.2     The Closing.

             (a) The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place by the 18th day of October, 2007 (the "Closing Date"), or a date thereafter to be agreed upon by the parties.

             (b) At the Closing or prior thereto, Parent and Company shall exchange the various certificates, instruments and such documents referred to in
Article VIII of this Agreement.

             (c) Each party shall be responsible for its own fees and expenses except as set forth in Paragraph 3.6.

     1.3 Directors. At the Closing Date, Paul and Lindner, the incumbent Directors of Parent shall stay in office and the Company shall nominate three additional members to the Board of Directors. Following the Closing, Paul and Lindner shall resign, and be replaced by the Directors chosen by the holders of a majority of the then outstanding shares of Common Stock of the Parent.

     1.4 Officers. At the Closing Date, the resignation letter of Paul, Acting Secretary of the Parent, shall become effective, and the new officers of the Company, as determined by the Company, shall be appointed as officers of the Parent until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. With each resignation, the resigning officers shall confirm in writing that he does not owe and is not owed anything by Parent.


                                   ARTICLE  II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

     As an inducement to the Parent and Controlling Shareholders to enter into this Agreement, the Controlling Shareholders solely with respect to the matters set forth in Sections 2.1, 2.5, and 2.14 through 2.17 and the Company jointly and severally represent and warrant to the Parent as set forth in this Article
II. The representations and warranties provided in Sections 2.1, 2.5 and 2.14 through 2.17, which are made without limitation, shall be limited to the knowledge of the Shareholders after reasonable inquiry.

     2.1 Ownership of Company Shares. The Shareholders are the owners of all right, title and interest (legal, record and beneficial) in and to the Shares described in Schedule 2.1 of the disclosure schedules attached to this Agreement (the "Disclosure Schedules"), free and clear of any and all liens, charges, claims, encumbrances or restrictions of any nature whatsoever (except for any restrictions on transfer imposed by any federal securities laws or state blue sky laws). The delivery to the Parent of the Shares pursuant to and in accordance with the provisions of this Agreement will transfer to the Parent good and marketable title in and to all such Shares free and clear of any and all liens, charges, claims encumbrances or restrictions of any kind or nature whatsoever. Except as specifically contemplated in this Agreement, no person or entity has any interest, agreement, option, right, participation or privilege (whether preemptive or contractual) capable of becoming an agreement or option for the purchase of any of the Shares, or any interest therein, from the Shareholders. The Shares have been legally and validly issued and are fully paid and nonassessable, and were issued pursuant to a valid exemption from registration under (i) the Securities Act of 1933, as amended, and (ii) all applicable state securities laws. The Shares represent all of the issued and outstanding shares of capital stock of the Company. No shares of the Company's common stock are owned by the Company in treasury. None of the Shares have been issued or disposed of in violation of any preemptive rights, rights of first refusal or similar rights of the Shareholders. Other than the Shares, the Company has no securities, bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Shareholders on any matter.

     2.2 Transactions in Capital Stock. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     2.3 Organization and Good Standing: Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. The Company is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. Copies of the Articles of Organization of the Company, as amended or restated, and the Bylaws of the Company, as amended or restated, and copies of the corporate minutes of the Company, all of which have been or will be made available to the Parent for review, are true and complete as in effect on the date of this Agreement and the Closing Date, and in the case of the corporate minutes, accurately reflect all material proceedings of the Shareholders and Directors of the Company (and all committees thereof). The stock record books of the Company, which have been or will be made available to the Parent for review, contain true, complete and accurate records of the stock ownership of record of the Company and the transfer record for all of its capital stock.

     2.4 Authorization and Validity. The Company and the Shareholders have all requisite power and authority to enter into this Agreement and all other agreements entered into in connection with the transactions contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated herein are within the Company's respective corporate powers and have been duly authorized by all necessary action on the part of the Company's Board of Directors. This Agreement has been duly executed by the Company and the Shareholders, and this Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company or the Shareholders is a party constitute, or upon execution will constitute, valid and binding agreements of such parties, enforceable against such parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy.

     2.5 Absence of Conflicting Agreements or Required Consents. Except as set forth on Schedule 2.5, the execution, delivery and performance of this Agreement by the Company and the Shareholders and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any governmental or regulatory body or authority or any other third party; (ii) will not conflict with any provision of the Company's Articles of Organization, as amended or restated, or Bylaws, as amended or restated; (iii) will not conflict with result in a violation of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which the Company or the Shareholders is a party or by which the Company or the Shareholders or any of their properties are subject or bound;
(iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which the Company or the Shareholders are a party or by which the Company or the Shareholders or any of their properties are bound; and (v) will not create any encumbrance or restriction upon any of the assets or properties of the Company or the Shareholders.

     2.6 Absence of Changes. Except as permitted or contemplated by this Agreement, the Company has conducted its business only in the ordinary course and has not:

             (a) suffered any changes in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations (whether or not covered by insurance) that individually or in the aggregate has had or could reasonably be expected to have a material adverse effect on the Company's business, prospects or results of operations ("Material Adverse Effect");

             (b) paid, discharged or satisfied any material liability, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business;

             (c) written off as uncollectible any receivable, except for write-offs in the ordinary course of business;

             (d) except in the ordinary course of business and consistent with past practice, canceled or compromised any debts or waived or permitted to lapse any claims or rights or sold, transferred or otherwise disposed of any of its properties or assets;

             (e) entered into any commitment or transaction not in the ordinary course of business that is material to the Company, taken as a whole, or made any capital expenditure or commitment in excess of $5,000;

             (f) made any material changes in any method of accounting or accounting practice, credit practices, collection policies, or payment policies;

             (g) except in the ordinary course of business consistent with past practice, incurred any liabilities or obligations (absolute, accrued or contingent) in excess of $5,000;

             (h) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any claim or encumbrance, except for liens for current personal property taxes not yet due and payable for mechanics, landlords, materialmen, and other statutory liens, purchase money security interests, sale-leaseback interests granted and all other encumbrances granted in similar transactions;

             (i) sold, redeemed, acquired or otherwise transferred any equity or other interest in itself;

             (j) increased any salaries, wages or any employee benefits for any employee of the Company, except in the ordinary course of business and consistent with past practice;

             (k) hired, committed to hire or terminated any employee except in the ordinary course of business;

             (l) declared, set aside or made any payments, dividends or other distributions to any Shareholders, employee, independent contractor or any other holder of capital stock of the Company other than in accordance with customary and past practices pursuant to existing agreements; or

             (m) agreed, whether in writing or otherwise, to take any action described in this Section.

     2.7 Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or, to the knowledge of the Company or the Shareholders, threatened against, or affecting the Company, the Shareholders, any Company employee or any other individual affiliated with the Company affecting or that would reasonably be likely to affect the Company, the value of the Shares of the operations, business condition, (financial or otherwise), results of operations or prospects of the Company.


     2.8     Environmental Matters.  Except as set forth on Schedule 2.8:

             (a) the Company has not within the five years preceding the date hereof, through the Closing Date, received from any federal, state or local governmental body, agency, authority or entity, or any other person, any written notice, demand, citation, summons, complaint or order or any notice of any penalty, lien or assessment, and to the knowledge of the Company or the Shareholders no investigation or review is pending by any governmental entity, with respect to any (i) alleged violation by the Company of any Environmental Law (as defined below); (ii) alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required pursuant to any Environmental Law in connection with the conduct of its business, or (iii) alleged illegal Regulated Activity (as defined below) by the Company;

             (b) the Company has not engaged in any activity or failed to undertake any activity which action or failure to act has given, or would reasonably be likely to give, rise to any Environmental Liabilities or enforcement action by any federal, state or local regulatory agency or authority, or has resulted, or would reasonably be likely to result, in any fine or penalty imposed pursuant to any Environmental Law;

             (c) to the knowledge of the Company or the Shareholders, there is no friable asbestos in or on the Company's owned or leased premises;

             (d) to the knowledge of the Company or the Shareholders, no soil or water in or under any assets currently or formerly held for use or sale by the Company is or has been contaminated by any Hazardous Substance (as defined below) while such assets or premises were owned, leased or operated, directly or indirectly by the Company, where such contamination had, or would be reasonably likely to have, a Material Adverse Effect; and

             (e) there have been no environmental audits and other similar reports which have been prepared by, for or, to the knowledge of the Company or the Shareholders, concerning the Company within the five years preceding the date hereof through the Closing Date with respect to any real property now or previously owned or leased by the Company or any of its predecessors.

     For the purpose of this Section 2.8 the following terms have the following meanings:

     "Environmental Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous, toxic, or radioactive substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public in each case as in effect on the date hereof;

     "Environmental Liabilities" shall mean all liabilities of the Company, whether contingent or fixed, which (i) have arisen, or would reasonably be likely to arise, under Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the date hereof or the Closing Date;

     "Hazardous Substances" shall mean any toxic or hazardous substances, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws; and

     "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

     2.9 Licenses and Authorizations. The Company and each of its employees or independent contractors is the holder of all valid licenses, approvals, orders, consents, permits, registrations, qualifications and other rights and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate its/his/her business.
A true, correct and complete list of such licenses, permits and other authorizations (if any), is set forth on Schedule 2.9, true, complete and correct copies of which have been provided to the Parent. No violation, default, order or deficiency exists with respect to any of the items listed on
Schedule 2.9.

     2.10    Proprietary Rights and Information.

             (a) Set forth on Schedule 2.10 is a complete and accurate list and summary description of the following: (i) all trademarks (registered and unregistered), trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, currently owned in whole or part, or used by the Company, (ii) all patents and applications therefor and inventions and discoveries that may be patentable currently owned, in whole or in part, or used by the Company, (iii) all licenses, royalties, and assignments thereof to which the Company is a party
(iv) all copyrights (for published and unpublished works) currently owned in whole or part, or used by the Company and (v) other similar agreements relating to the foregoing to which the Company is a party (including expiration date if applicable) (collectively, the "Proprietary Rights").

             (b) Set forth on Schedule 2.10 is a complete and accurate list and summary description of all agreements relating to technology, trade secrets, know-how or processes that the Company is licensed or authorized to use by others (other than technology, know-how or processes that are generally available) or which it licenses or authorizes others to use, true, correct and complete copies of which have been provided to the Parent. Except as set forth on Schedule 2.10, there are no outstanding and, to the Company's knowledge or knowledge of the Shareholders, any threatened disputes or disagreements with respect to any such agreement.

             (c) Except as set forth on Schedule 2.10 (i) the Company owns or has the legal right to use the Proprietary Rights without conflicting with, infringing or violating the rights of any other person; (ii) no consent of any person will be required for the use thereof by the Parent upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable; (iii) to the knowledge of the Company or the Shareholders, no claim has been asserted by any person to the ownership of or for infringement by the Company of any Proprietary Right of any other person and neither the Company nor the Shareholders is aware of any valid basis for any such claim;
(iv) to the knowledge of the Company or the Shareholders, no proceedings have been threatened which challenge the Proprietary Rights of the Company; and
(v) the Company has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the performance and marketing of its business.

     2.11 Agreements in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in the Disclosure Schedules are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy. Except as set forth on Schedule 2.11, there is no pending or, to the knowledge of the Company and the Shareholders, threatened bankruptcy, insolvency or similar proceeding with respect to any other party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by the Company or any other party thereto.

     2.12 Financial Statements. Attached hereto as part of the Disclosure Schedules are the Company's financial statements. The Company's financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto), present fairly the financial position of Company as of the dates indicated and present fairly the results of the Company's operations for the period then ended, and are in accordance with the books and records of the Company, which have been properly maintained and are complete and correct in all material respects. The Company's financial statements present fairly the financial position of the Company and its subsidiaries as at the dates thereof and the results of its operations and changes in financial position for the periods then ended other than as provided on Schedule 2.12.

     2.13 Backlog. Set forth on Schedule 2.13 is the backlog of orders that the Company is to ship or contract work to be performed as of the date hereof (the "Backlog"). The Company either possesses sufficient inventory of parts, materials and personnel to produce the same within their scheduled delivery dates or such parts or materials have lead times such that the Company can acquire such parts and materials in time to produce and ship or perform such backlog in accordance with the scheduled performance dates.

     2.14 Exchange for Investment. The Shareholders acknowledge that they are acquiring the Exchange Shares for their own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws, and the Exchange Shares will not be disposed of in contravention of the 1933 Act or state securities laws.

     2.15 Exchange Stock Not Registered. The Shareholders acknowledge that the Exchange Shares being acquired hereunder have not been registered under the 1933 Act or any state securities laws and, therefore, cannot be sold, and must be held indefinitely, unless subsequently registered under the 1933 Act and state securities laws or unless an exemption from such registration is available, including without limitation an exemption pursuant to Rule 144 under the 1933 Act. Certificates for the Exchange Shares shall bear the following legends:

             THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH ACT AND LAWS.


     2.16 Economic Risk. The Shareholders acknowledge that their investment in the Exchange Shares involves a high degree of risk and represents that he is able to bear the economic risk of such investment in the Parent Shares for an indefinite period of time.

     2.17 Access to Information. The Shareholders acknowledge that they have made such investigations and inquiries as he has deemed necessary for the purpose of informing himself about the Parent and its business prior to entering into this Agreement.

     2.18 No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, except for liabilities or obligations reflected or reserved against in the Company's current balance sheet.

                                  ARTICLE  III
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                AND STOCKHOLDERS

     As an inducement to the Company and the Shareholders to enter into this Agreement and to sell the Shares, the Parent hereby represents and warrants as follows:

     3.1 Organization and Good Standing: Qualification. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida, with all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. The Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where such failure to be so qualified or in good standing would not have a Material Adverse Effect on the Parent. Copies of the Parent's Certificate of Incorporation and Bylaws, as amended or restated, and copies of the Parent's corporate minutes regarding this Agreement and the transactions contemplated hereby, all of which have been or will be made available to the Company for review, are true, correct and complete as in effect on the date of this Agreement and accurately reflect all material proceedings of the stockholders and directors of the Parent (and all committees thereof) regarding this Agreement and the transactions contemplated hereby. The Parent is a fully reporting public company, delinquent in its Exchange Act filings.

     3.2 Authorization and Validity. The Parent has all requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Parent of this Agreement and the agreements provided for herein, and the consummation by the Parent of the transactions contemplated hereby are within the Parent's corporate powers and have been duly authorized by all necessary action on the part of the Parent's Board of Directors.

     3.3 SEC Filings. Parent is not current in its filing obligations under the Securities Exchange Act of 1934, as amended. It is understood and agreed by Parent and Company that all such filings will become Company's obligation after the Closing of this transaction.

     3.4 Financial Statements. Parent does not have current audited financial statements. Parent will provide unaudited financial statements for the fiscal years ended December 31, 2005 and December 31, 2006 and unaudited statements for period through June 30, 2007. It is understood and agreed that obtaining audited financial statements will be the Parent's obligation after the closing of the transaction. All expenses incurred for this including any accrued auditing fees shall be the Parent's obligation.

     3.5 Transfer Agent. The Parent has an outstanding obligation to its transfer agent that Parent shall dispose of prior to closing.

     3.6 Legal Fees. The Parent has an outstanding obligation of approximately $25,000 to Paul for past due legal fees as of the date hereof, which is secured by an assignable convertible promissory note (the "Note") due 150 days after trading commences. Upon the successful receipt of the Second Payment, as defined in Paragraph 9.3(b) below herein, Paul agrees to assign the Note to third party at the Company's instructions. In the event that the Company defaults on the Second Payment, as defined in Paragraph 9.3(b), Paul may convert the unpaid amount of the Note into Company shares at the closing bid price on the date of conversion.

     3.7 Stockholders Representations. Stockholders represent they have good and valid title to the shares, free of any liens, claims or assessments.


                                   ARTICLE IV
                 COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

     4.1 Conduct of the Company. Prior to Closing the Company and the Shareholders shall, in all material respects, conduct the business of the Company in the ordinary and usual course consistent with past practices and shall use reasonable efforts to; (i) preserve intact its business and its relationships, including without limitation referral sources, customers, suppliers, employees and others having business relations with it; and (ii) maintain and keep its properties and assets in good repair and condition consistent with past practice as is material to the conduct of the business of the Company.

     In addition, without the written consent of the Parent, neither the Company nor the Shareholders shall, prior to Closing:

             (a) amend its Articles of Organization or Bylaws, as amended or restated, or other charter documents;

             (b) issue, sell or authorize for issuance or sale, shares of any class of the Company's securities (including, but not limited to, by way of stock split, dividend, recapitalization or other reclassification) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating the Company or the Shareholders to issue or sell any such securities;

             (c) redeem, purchase or otherwise acquire, directly or indirectly, any shares of the Company's capital stock or any option, warrant or other right to purchase or acquire any such shares;

             (d) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to the Company's capital stock (except as expressly contemplated herein);

             (e) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible) other than in the ordinary course of business consistent with past practices;

             (f) grant or make any mortgage or pledge or subject the Company or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due and except for liens which arise by operation of law;

             (g) voluntarily incur or assume any liability or indebtedness (contingent or otherwise) with respect to the Company, except in the ordinary course of business or which is reasonably necessary for the conduct of the Company's business;

             (h) make or commit to make any capital expenditures by the Company which are not reasonably necessary for the conduct of the Company business;

             (i) grant any increase in the compensation payable or to become payable to directors, officers, consultants or employees of the Company other than merit increases to employees of the Company who are not directors or officers of the Company, except in the ordinary course of business and consistent with past practices;

             (j) change in any manner any accounting principles or methods of the Company other than changes which are consistent with generally accepted accounting principles;

             (k) enter into any material commitment or transaction by or on behalf of the Company other than in the ordinary course of business;

             (l) take any action which could reasonably be expected to have a Material Adverse Effect on the Company;

             (m) apply any of the Company's assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate of the Company, other than in the ordinary course and consistent with past practices;

             (n) take any action at the Board of Director or Shareholder level to (in any way) amend, revise or otherwise affect the prior corporate approval and effectiveness of this Agreement, any of the agreement attached as exhibits hereto or the transactions contemplated hereby, other than as required to discharge its or their fiduciary duties; or

             (o) agree, whether in writing or otherwise, to do any of the foregoing.

     4.2 Title of Assets: Indebtedness. From and as of the date of this Agreement, the Company shall (i) except for sales of assets held as inventory, if any, in the ordinary course of business and except as otherwise specifically described in the Disclosure Schedules to this Agreement, have good and valid title to all of its assets free and clear of all encumbrances of any nature whatsoever, except for current year ad valorem taxes and liens which arise by operation of law, and (ii) have no direct or indirect indebtedness except for indebtedness disclosed in the Company's financial statements, the Disclosure Schedules or normal and recurring accrued obligations of the Company arising in connection with its business operations in the ordinary course of business and which arise from the purchase of merchandise, supplies, inventory and services used in connection with the provision of services. Notwithstanding any other provision in this Agreement to the contrary, from and as of the date of this Agreement, the Company shall not incur any single expense or indebtedness in excess of $5,000 without the prior written consent of the Parent, except for expenses or indebtedness incurred in the ordinary course of business consistent with historic practices of the Company.

     4.3 Access. At all times prior to the Closing Date, the Parent's employees, attorneys, accountants, agents and other authorized and designated representatives will be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to the properties, books and records of the Company, including, without limitation, deeds, title documents, leases, customer lists, insurance policies, minute books, share certificate books, share registers, accounts, tax returns, financial statements and all other data that, in the reasonable opinion of the Parent, are required for the Parent to make such investigation as it may desire of the properties and business of the Company. The Parent shall also be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to consult with the officers, employees (after announcement by the Company of this Agreement to its employees), accountants, counsel and agents of the Company in connection with such investigation of the properties and business of the Company. No investigation by the Parent shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of the Company or the Shareholders under this Agreement. Any access or investigation referred to in this Section 4.3 shall be conducted in such a manner as to minimize the disruption to the Company's ongoing business operations.

     4.4 Compliance with Obligations. Prior to the Closing Date, the Company shall comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations; (ii) all material agreements and obligations, including without limitation, its Articles of Organization, Bylaws or other charter documents, as amended or restated, by which it or its properties or its assets (real, personal or mixed, tangible or intangible) may be bound; and (iii) all decrees, orders, writs, injunctions and judgments applicable to the Company, and its respective properties or assets.

     4.5 Notice of Certain Events. Prior to Closing the Company and the Shareholders shall promptly notify the Parent of:

             (a) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

             (b) any employment of any new non-hourly employee by the Company who is expected to receive any annualized compensation in 2007 of $50,000 or more;

             (c) any termination of employment by, or threat to terminate employment received from, any salaried or non-hourly employee of the Company;

             (d) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

             (e) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date of this Agreement, would have been required to have been disclosed to the Parent hereunder or which relate to the consummation of the transaction contemplated by this Agreement;

             (f) any material adverse change in the operation of the Company's business; and

             (g) any notice or other communication indicating a material deterioration in any material relationship of the Company, including without limitation any relationship with any customer, supplier or key employee of the Company.

     4.6 Obligations of Company and the Shareholders. The Company and the Shareholders will take all action reasonably necessary to cause the Company and the Shareholders to perform their obligations under this Agreement and all related agreements and to consummate the transactions contemplated hereby on the terms and conditions set forth in this Agreement and such agreements.

     4.7 Funding of Accrued Employee Benefits. The Company hereby covenants and agrees that it will take whatever steps are necessary to pay for or fund completely any accrued benefits, where applicable, or vested accrued benefits for which the Company or any entity might have any liability whatsoever arising from any tax-qualified plan as required under applicable law. The Company acknowledges that the purpose and intent of this covenant is to assure that the Parent shall have no liability whatsoever at any time after the Closing Date with respect to any such tax-qualified plan, unless such plan is merged with a plan sponsored by the Parent.

     4.8 Accounting and Tax Matters. The Company will not change in any material respect the accounting methods or practices followed by the Company (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be
required by generally accepted accounting principles.   The Company will not
make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method exception the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. The Company will duly, accurately and timely (without regard to any extensions of time) file all returns, information statements and other documents relating to taxes of the Company required to be filed by it, and pay all taxes required to be paid by it, on or before the Closing Date.


                                   ARTICLE V
                              COVENANTS OF PARENT

     The Parent agrees that between the date hereof and the Closing:

     5.1 Consummation of Agreement. The Parent will take all action reasonably necessary to perform its obligations under this Agreement and all related agreements and to consummate the transactions contemplated hereby on the terms and conditions set forth in this Agreement and such agreements.

     5.2 Access. The Parent shall, at reasonable times during normal business hours and on reasonable notice, permit the Company, the authorized representatives of the Company and the Shareholders reasonably access to, and make available for inspection, all of the assets and business of the Parent, and permit the Company, its authorized representatives and the Shareholders to inspect and, make copies of all documents, records and information with respect to the affairs of the Parent as the Company, its representatives or the Shareholders may reasonably request, all for the sole purpose of permitting the Company or the Shareholders to become familiar with the business and assets and liabilities of the Parent. No investigation by the Company or the Shareholders shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of the Parent under this Agreement.

     5.3 Notice of Certain Events. The Parent will promptly inform the Company and the Shareholders in writing of (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Parent subsequent to the date of this Agreement and on or prior to the Closing Date under any contract, agreement or investment material to the Parent's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (iii) any material adverse change in the Parent's condition (financial or otherwise), operations, assets, liabilities or business.


                                   ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                              AND THE SHAREHOLDERS

	The Obligations of the Shareholders to sell the Shares and of the Company to transfer the Shares on its books and records pursuant to this Agreement are subject to the satisfaction, at or prior to Closing, of each of the following conditions, any one or more of which may be waived at the sole option of the Shareholders or the Company with regard to their respective obligations to close pursuant to this Agreement:

     6.1 Representations and Warranties. The representations and warranties of the Parent contained in this Agreement shall be true and correct in all material respects when initially made and as of the Closing Date.

     6.2 Covenants. The Parent shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by the Parent prior to the Closing Date.

     6.3 Closing Deliveries. The Shareholders and the Company shall have received all schedules, documents, certificates, instruments, assignments and agreements referred to in Section 8.2 hereof, duly executed and delivered in form reasonably satisfactory to the Shareholders and the Company.

     6.4 Other Documents. The Shareholders and the Company shall have received all such other certificates, instruments or documents that are reasonably requested by the Shareholders, the Company or their counsel in order to consummate the transactions contemplated herein.


                                  ARTICLE VII
                    CONDITIONS TO OBLIGATIONS OF THE PARENT

     The obligation of the Parent to acquire the Shares pursuant to this Agreement is subject to the satisfaction, at or prior to Closing, of each of the following conditions, any one or more of which may be waived at the sole options of the Parent:

     7.1 Representations and Warranties. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects when initially made and as of the Closing Date.

     7.2 Covenants. The Company and the Shareholders shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by the Company or the Shareholders, respectively, prior to the Closing date.

     7.3 Proceedings. No action, proceeding or order by any court or other governmental agency or body shall have been instituted, threatened whether orally or in writing, or entered concerning the Company or its business or restraining any of the transactions contemplated in this Agreement.

     7.4 No Material Adverse Effect. No material adverse change in the results of operations, assets, properties, financial condition, business or prospects of the Company shall have occurred, and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance and whether or not such change shall have been caused by the deliberate act or omission of the Company or the Shareholders, since December 31, 2006, which change, loss or damage materially affects or impairs the ability of the company to conduct its business.

     7.5 Closing Deliveries. The Parent shall have received all schedules, documents, certificates, instruments, assignments and agreements referred to in
Section 8.1 hereof, duly executed and delivered in form reasonably satisfactory to the Parent.

     7.6 Other Documents. The Parent shall have received all such other certificates, instruments or documents that are reasonably required by the Parent or its counsel in order to consummate the transactions contemplated in this Agreement.


                                 ARTICLE VIII
                       CLOSING DELIVERIES BY THE PARTIES

     8.1 Shareholders and Company Deliveries. At or prior to the Closing Date, the Shareholders and the Company shall deliver to the Parent the following, all of which shall be in a form reasonably satisfactory to the
Parent:

             (a) a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated in this Agreement to which the Company is a party, and all related documents and agreements, each certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

             (b) Articles of Organization of the Company certified by the Secretary of State of Nevada;

             (c) Bylaws of the Company certified by the Secretary of the Company;

             (d) Stock certificates representing all issued and outstanding Shares, together with accompanying signed stock power or instrument of assignment, duly endorsed in blank for the transfer of the Shares to the Parent with all necessary transfer taxes paid or other revenue stamps affixed thereto, which certificates shall then be canceled;

             (e) a certificate of the President of the Company dated the Closing Date, certifying that the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date;

             (f) a certificate of the Shareholders dated the Closing Date, certifying that the representations and warranties of the Shareholders contained in this Agreement are true and correct on and as of the Closing Date;

             (g) a certificate of the President of the Company dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Company with all covenants contained in this Agreement on and as of the Closing Date and (ii) certifying that all conditions precedent required to be satisfied by the Company have been satisfied;

             (h)  a certificate of the Shareholders dated the Closing Date,
(i) as to the performance of and compliance in all material aspects by the Shareholders with all covenants contained in this Agreement on and as of the Closing Date and (ii) certifying that all conditions precedent required by the Shareholders to be satisfied shall have been satisfied;

             (i) a certificate of the Secretary of the Company certifying the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Company;

             (j) a certificate, dated within ten days prior to the Closing Date, of the Nevada Secretary of State establishing that the Company is in existence, has paid all franchise or similar taxes, if any, and is in good standing to transact business in the State of Nevada;

             (k) certificates, dated within ten days prior to the Closing Date, of the Secretaries of States in which the Company is qualified to do business, to the effect that the Company is qualified to do business and is in good standing as a foreign corporation in each of such states;

             (l) all authorizations, consent, approvals, permits and licenses referenced in Section 7.5 of this Agreement;

             (m) an executed copy of the retainer agreement effective November 1, 2007; and

             (n) such other instruments as shall be necessary or appropriate, as the Parent or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement and the transactions contemplated by this Agreement.

     8.2 Parent Deliveries. At or prior to the Closing Date, the Parent shall deliver to the Shareholders and the Company the following, all of which shall be in a form reasonably satisfactory to the Shareholders and the Company:

             (a) a copy of resolutions of the Board of Directors of the Parent authorizing the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement to which the Parent is a party, and all related documents and agreements, each certified by the Secretary of the Parent as being true and correct copies of the originals thereof subject to no modifications or amendments;

             (b) Certificate of Incorporation of the Parent, certified by the Florida Secretary;

             (c)  Bylaws of the Parent certified by the Secretary of the Parent;

             (d) a certificate of the President of the Parent dated the Closing Date, certifying that the representations and warranties of the Parent contained in this Agreement are true and correct on and as of the Closing Date;

             (e) a certificate of the President of the Parent dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Parent with all covenants contained in this Agreement on and as of the Closing Date and (ii) certifying that all conditions precedent required to be satisfied by the Parent shall have been satisfied;

             (f) a certificate of the Secretary of the Parent certifying the incumbency of the directors and officers of the Parent and as to the signature of such directors and officers who have executed documents delivered at the Closing on behalf of the Parent;

             (g) a certificate, dated within ten days prior to the Closing Date, of the Florida Secretary of State establishing that the Parent is in existence, has paid all franchise or similar taxes, if any, and is in good standing to transact business in the State of Delaware;

             (h) an original copy of the Note set forth in Paragraph 3.6 above; and

             (i) such other instruments as shall be necessary or appropriate, as the Shareholders, the Company or their counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement and the transactions contemplated in this Agreement.

     8.3 Controlling Stockholders Deliveries. Certificates representing the Shares set forth herein with stock powers annexed.

                                   ARTICLE IX
                              ADDITIONAL AGREEMENTS

     9.1 Reverse Stock Split. Parent shall execute a 1:20 Reverse Stock Split of its common stock so that Parent has approximately 750,000 shares of common stock issued and outstanding at the Closing Date.

     9.2    Amended Certificate of Incorporation.   Parent shall effect an
amendment to its Certificate of Incorporation increasing the authorized number of common shares to 75,000,000.

     9.3 Cash Consideration. The Company shall pay Paul a total cash sum of $50,000 as follows:

             (a) $25,000 on the Closing date by certified check, bank check or wire transfer (instructions to be provided if Company selects this option);

             (b) an additional $25,000 within thirty (30) days after the common shares commence trading; and

             (c) all payments and the note shall be made payable to Harold Paul, LLC as Attorney.

     9.4 Controlling Shareholder Shares. Subsequent to the Closing of the transaction and after giving effect to the 1:20 Reverse Stock Split, Paul shall retain ownership of approximately 204,000 common shares (or approximately 0.45%); Lindner shall retain ownership of approximately 200,000 shares (or approximately 0.44%), said shares not including 4,255,000 shares to be issued to Lindner or his designees as part of the exchange that will bring Lindner's post-Closing ownership to approximately 9.9%. The balance of approximately 211,000 Shares (or approximately 0.47%) shall be owned by the public.

     9.5 Failure to Trade. In the event that the Company has not achieved trading status within 180 days after closing, or has not been funded, the parties agree to unwind the transaction upon mutually agreeable terms and conditions, returning the parties to status quo ante as much as practicable.


                                   ARTICLE X
                                INDEMNIFICATION

     10.1 Indemnification by the Company. Subject to the terms and conditions of this Article X, the Company agrees to indemnify, defend and hold harmless the Parent and its directors, officers, Shareholders, employees, agents, attorneys, consultants and affiliates from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (including without limitation, all costs of experts and all costs incidental to or in connection with any appellate process) (collectively, "Damages") asserted against or incurred by such individuals or entities arising out of, in connection with or resulting from a breach by the Company or the Shareholders of any representation, warranty or covenant of the Company or the Shareholders contained in this Agreement or in any schedule, exhibit, certificate or other instrument delivered pursuant to or as a part of this Agreement.

     10.2 Indemnification by the Shareholders. Subject to the terms and conditions of this Article X, the Shareholders agree to indemnify, defend and hold harmless the Parent and its directors, officers, Shareholders, employees, agents, attorneys, consultants and affiliates from and against any Damages asserted or incurred by such individuals or entities rising out of, in connection with or resulting from one or more breach or breaches by the Shareholders of any representation, warranty or covenant of the Shareholders contained in this Agreement or in any schedule, exhibit, certificate or other instrument delivered pursuant to or as a party of this Agreement.

     10.3 Indemnification by the Parent. Subject to the terms and conditions of this Article X, the Parent agrees to indemnify, defend and hold harmless the Company and the Shareholders and, as applicable, their respective directors, officers, Shareholders, employees, agents, attorneys, consultants and affiliates from and against all Damages asserted against or incurred by such individuals and/or entities arising out of, in connection with or resulting from a breach by the Parent of any representation or warranty or covenant of the Parent contained in this Agreement or in any schedule, exhibit, certificate or other instrument delivered pursuant to or as a part of this Agreement.

     10.4 Costs, Expenses and Legal Fees. Except as provided in Paragraph 3.6, each party hereto shall bear its own costs and expenses (including attorneys' fees) in connection with the transactions contemplated in this Agreement, except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (i) enforcing any of the terms of this Agreement or
(ii) proving that another party breached any of the terms of this Agreement.

     10.5 Tax Benefits: Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefits received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds, and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.


                                   ARTICLE XI
                                 MISCELLANEOUS

     11.1 Amendment; Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     11.2 Termination Prior to Closing. This Agreement and the transactions contemplated hereby may be terminated (i) at any time prior to the Closing by mutual agreement of all parties; (ii) by any party hereto if the Closing of this Agreement shall not have occurred on or before the Closing Date, unless such date is mutually extended by the written Agreement of all parties; (iii) by the Parent in the event of any material breach of the representations, warranties or covenants of the Company or the Shareholders; (iv) by the Company or the Shareholders in the event of any breach of the representations, warranties or covenants of the Parent; or (v) by the Parent or the Company or the Shareholders in the event of the other party's failure to provide the deliveries set forth in
Article VIII.

     11.3 Entire Agreement. This Agreement and transactions contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them with respect to the subject matter hereof.

     11.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     11.5 Survival of Representations. Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company, the Shareholders or the Parent pursuant to this Agreement shall be deemed to have been representations and warranties by the Company, the Shareholders or the Parent, respectively. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties contained herein shall survive the Closing until the fifth (5th) anniversary of the Closing Date except that the representations and warranties with respect to tax matters shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date.

     11.6 Governing Law. This agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws (but not the rules governing conflicts of laws) of the state of Florida.

     11.7 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     11.8 Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include singular and plural.

     11.9 Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that the Parent has determined in its good faith judgment and after advice of legal counsel to be required by federal securities laws, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by the Parent in connection with the conduct of any public offering of its securities or an examination of the operations and assets of the Company in connection with some or with future acquisitions by the Company; provided that the Parent shall reasonably promptly provide notice of any release. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any Confidential Information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed; provided that should the transactions contemplated hereby not be consummated, nothing contained in this
Section 12.11 shall be construed to prohibit the parties hereto from operating business in competition with each other.

     11.10 Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received
(i) if personally delivered or if delivered by telex, telegram or courier service, when delivered to the party to whom notice is sent, (ii) if delivered by facsimile transmission, when so sent and receipt acknowledged by receipt or
(iii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

             If to the Parent or the:        RPS Group, Inc.
             Controlling Shareholders:       c/o Harold W. Paul, LLC
                                             125 Main Street, 4th Floor
                                             Westport, CT 06880
                                             Attn: Harold W. Paul, Esq.
                                             Fax: 866-644-7615
             If to the Company
             or the Shareholders:            The Ozone Man, Inc.
                                             9454 Wilshire Blvd.
	                                     Beverly Hills, CA 90212
                                             Attn: Halden Shane
                                             Fax: ________________

     11.11 No Waiver. No party hereto shall by any act (except by written instrument pursuant to Section 11.1 hereof), delay, indulgence, and omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesce in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any arty, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

     This Agreement and the Transactions may be terminated (a) at any time prior to the Closing Date by mutual agreement of all parties, or (b) if the Closing of this Agreement and the consummation of the transactions shall not have occurred on or before the Closing Date unless such date is mutually extended by all parties.

     11.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first written above.

                                       Parent: RPS Group, Inc.

                                       /s/  Harold Paul
                                       -------------------------------------
                                       By:  Harold Paul, Acting Secretary

                                       The Company: The Ozone Man, Inc.

                                       /s/ Halden Shane
                                       -------------------------------------
                                       By:  Halden Shane, President


                                       /s/ Harold Paul
                                       -------------------------------------
                                       Harold Paul, Controlling Shareholder


                                       /s/ David Lindner
                                       -------------------------------------
                                       David Lindner, Controlling Shareholder